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                                   EXHIBIT 99


                               Auditor's Statement


         In accordance with Rule 12b-25(c) and item (c) of Part II of Form 12b-25 promulgated under the Securities Exchange Act of 1934, Cogen Sklar LLP hereby confirms that it has been unable to complete its review of the interim financial statements of ConMat Technologies, Inc. due to scheduling limitations.



    Dated:  May 16, 2001                               /s/ Cogen Sklar LLP





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